Exhibit 99.1

Sealed Air Announces Leadership Changes and Re-affirms Full Year 2024 Outlook

CHARLOTTE, N.C., Feb. 14, 2025 – Sealed Air Corporation (NYSE: SEE) announced today that Dustin Semach has been appointed to serve as the President and Chief Executive Officer, effective immediately. Mr. Semach will also serve as a member of the Board of Directors and its Executive Committee.

The Board of Directors and Patrick Kivits have mutually agreed to transition Sealed Air’s leadership. Mr. Kivits has stepped down as Chief Executive Officer and as a member of the Board, effective immediately.

Mr. Semach most recently served as the Company’s President and Chief Financial Officer. Veronika “Roni” Johnson, currently the Chief Accounting Officer, has been appointed the Interim Chief Financial Officer. The Company has begun a search, internally and externally, for a new Chief Financial Officer with a leading executive search firm.

Henry Keizer, Sealed Air Board Chairman said, “Our focus has been on rebuilding the foundation by re-aligning our businesses on a market basis, revitalizing our commercial approach and right sizing our cost structure. As we enter the next phase of our transformation, our success requires a leader with a deep understanding of our businesses and a strong sense of urgency. Dustin has proven that he is the best leader to take the business forward with his relentless focus on execution, customer-centric approach, ability to build a high-performing culture, and strong financial and operational skills.”

Mr. Keizer continued, “We thank Patrick for his contributions in our recent transformation back into two market-focused business segments and wish him the best in his future endeavors.”

Mr. Keizer continued, “As we look to Sealed Air’s future, the Board is confident in Dustin’s ability to work with the new segment Presidents, each possessing extensive packaging and commercial expertise, along with their global teams to maximize value for our shareholders. Together, they will accelerate efforts to enhance customer focus, drive profitable growth, streamline our operations, deploy capital effectively and foster a relentless commitment to shareholder returns.”

Mr. Semach said, “We have made great progress in refocusing on our end-markets with our reorganization into two distinct businesses, Food and Protective. We still have significant opportunities to enhance our growth prospects through better partnering with customers, improving our cost positions and focusing our deep innovation capabilities to develop solutions that solve our customers' most pressing problems. I look forward to continuing to partner with the Board of Directors, each segment leader and all the employees of Sealed Air in meeting these challenges and driving profitable growth in 2025 and beyond.”

Full Year 2024 Outlook
Concurrently with the foregoing announcement, Sealed Air Corporation reaffirms its financial guidance for full year 2024, as provided in a press release issued on November 7, 2024. Mr. Semach and Ms. Johnson will discuss the Company’s financial results and operational progress when Sealed Air reports its fourth quarter and full year results on Tuesday, February 25, 2025.
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About Sealed Air
Sealed Air Corporation (NYSE: SEE), is a leading global provider of packaging solutions that integrate sustainable, high-performance materials, automation, equipment and services. Sealed Air designs, manufactures and delivers packaging solutions that preserve food, protect goods and automate packaging processes. We deliver our packaging solutions to an array of end markets including fresh proteins, foods, fluids and liquids, medical and life science, e-commerce retail, logistics and omnichannel fulfillment operations, and industrials. Our globally recognized solution brands include CRYOVAC® brand food packaging, LIQUIBOX® brand liquids systems, SEALED AIR® brand protective packaging, AUTOBAG® brand automated packaging systems, and BUBBLE WRAP® brand packaging. In 2023, Sealed Air generated $5.5 billion in sales and has approximately 17,000 employees who serve customers in 115 countries/territories.
www.sealedair.com

Website Information
We routinely post important information for investors on our website, sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words as "anticipate," "believe," "plan," "assume," "could," "should," "estimate," "expect," "intend," "potential," "seek," "predict," "may," "will" or the negative of these terms and similar expressions. All statements contained in this press release, other than statements of historical facts, such as those regarding our growth initiatives, business strategies, operating plans, business outlook, restructuring activities and market conditions, are forward-looking statements. These statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that may cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. These risks include important factors discussed in the "Risk Factors" section in Part I of our most recent Annual Report on Form 10-K, as updated by our other filings with the Securities and Exchange Commission.

Any forward-looking statements made by us in this press release are based solely on management's estimates as of the date of this press release. While we may elect to update such forward-looking statements, we disclaim any obligation to do so even if subsequent events cause our views to change, except as may be required by applicable law.

Company Contacts

Investors
Mark Stone
Mark.Stone@sealedair.com
919.673.3218

Louise Lagache
Louise.lagache@sealedair.com

Media
Amanda Hoggarth
Amanda.hoggarth@sealedair.com